SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  Date of Report (Date of earliest event reported):
                                November 30, 2000

                          NEW YORK COMMUNITY BANCORP, INC.
              (Exact name of registrant as specified in its charter)


        Delaware                         0-22278          06-1377322
(State or other jurisdiction     (Commission              (IRS Employer
      of incorporation)                File Number)       Identification No.)


          615 Merrick Avenue,                       11590
             Westbury, NY                         (Zip Code)
(Address of principal executive offices)


Registrant's telephone number, including area code:  (516) 683-4100


                         QUEENS COUNTY BANCORP, INC.
                             38-25 Main Street
                                Flushing, NY
            (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On November 30, 2000, the merger of Haven Bancorp, Inc., a Delaware corporation ("Haven"), with and into New York Community Bancorp, Inc., a Delaware corporation, formerly known as Queens County Bancorp, Inc. ("Queens"), as contemplated by the Agreement and Plan of Merger, dated as of June 27, 2000, between Queens and Haven was consummated. In connection with the Merger, Queens, which is the surviving corporation in the Merger, changed its name to "New York Community Bancorp, Inc."

         The preceding is qualified in its entirety by reference to a press release, the text of which is attached hereto as an Exhibit and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Business Acquired

              (i) Haven Bancorp, Inc. financial statements for the year ended December 31, 1999, as included in the Haven Bancorp, Inc. Annual Report on Form 10-K, as amended, including independent auditors' report as filed with the Commission on October 12, 2000, and attached hereto as Exhibit 99.2

              (ii) Haven Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 1999, including independent auditors' report as filed with the Commission on March 30, 2000 and attached hereto as Exhibit 99.3

              (iii) Haven Bancorp, Inc. financial statements for the year ended
                   December 31, 1998 as included in the Haven Bancorp, Inc. Annual Report on Form 10-K, as filed with the Commission on March 31, 1999 and attached hereto as Exhibit 99.4

         (b)  Pro Forma Financial Information

              (i) Queens County Bancorp, Inc. Pro Forma Combined Condensed Statement of Financial Condition as of September 30, 2000

              (ii) Queens County Bancorp, Inc. Pro Forma Combined Condensed
                   Statement of Income for the year ended December 31, 1999

              (iii) Queens County Bancorp, Inc. Pro Forma Combined Condensed
                   Statement of Income for the nine months ended September 30, 2000

         (c)  Exhibits

Exhibit     Description
-------     -----------

2.1 Agreement and Plan of Merger by and between Queens and Haven dated as of June 27, 2000 (incorporated herein by reference to Registrant's Current Report on Form 8-K, as filed with the Commission on June 30, 2000)

10.1 Stock Option Agreement by and between Queens County and Haven, dated as of June 27, 2000 (incorporated herein by reference to Registrant's Current Report on Form 8-K, as filed with the Commission on June 30, 2000)

99.1 Press Release of New York Community Bancorp, Inc., dated as of December 1, 2000

99.2 Haven Bancorp, Inc. Annual Report on Form 10-K, as amended, as filed with the Commission on October 12, 2000

99.3 Haven Bancorp, Inc. Annual Report on Form 10-K, as filed with the Commission on March 30, 2000

99.4 Haven Bancorp, Inc. Annual Report on Form 10-K, as filed with the Commission on March 31, 1999

              QUEENS COUNTY BANCORP, INC. AND HAVEN BANCORP, INC.
           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         The following Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition combines the historical Consolidated Statement of Financial Condition of Queens and subsidiary and the adjusted historical Consolidated Statement of Financial Condition of Haven and subsidiaries giving effect to the consummation of the merger on September 30, 2000, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements. The following Unaudited Pro Forma Combined Condensed Consolidated Statements of Income for the year ended December 31, 1999 and the nine months ended September 30, 2000 combine the historical Consolidated Statements of Income of Queens and subsidiary and Haven and subsidiaries giving effect to the merger as if the merger had become effective on September 30, 2000, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

         The unaudited pro forma combined condensed consolidated financial statements included herein, which have been prepared in accordance with the rules prescribed by Article 11 of Regulation S-X, are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial position or results of operations that would have obtained had the merger been consummated on the dates assumed. The unaudited pro forma combined condensed consolidated financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical financial statements and related notes thereto of Queens and subsidiary and Haven and subsidiaries information and notes thereto appearing elsewhere herein. The actual results may change as additional facts become known.

              QUEENS COUNTY BANCORP, INC. AND HAVEN BANCORP, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                            AS OF SEPTEMBER 30, 2000
                                 (In thousands)



                                                     QUEENS         HAVEN             PRO FORMA          PRO FORMA
                                                   HISTORICAL     HISTORICAL          ADJUSTMENT          COMBINED
                                                   ----------     ----------         ------------       ----------

ASSETS
Cash and due from banks........................       $28,473        $52,308                               $80,781
Money market investments.......................         6,000         15,100                                21,100
Securities available for sale..................        15,095        903,750         $-76,900 (D)          579,293
                                                                                       37,185 (D)
                                                                                      -36,959 (C)
                                                                                     -262,878 (G)
Securities held to maturity and FHLB stock.....       204,406         27,865                               232,271
Loans held for sale............................            --          1,425                                 1,425
Loans receivable...............................     1,835,139      1,881,936         -700,000 (G)        2,931,875
                                                                                      -85,200 (D)
Allowance for loan losses......................        -7,031        -17,586            8,000 (B)          -16,617
                                                   ----------     ----------         ------------       ----------
Loans receivable, net..........................     1,828,108      1,864,350            -777,200         2,915,258
Excess of cost over fair value of net assets
acquired and other intangibles.................             -              -          129,104 (E)          129,104
Other assets...................................        78,732         94,078           56,520 (D)          232,654
                                                   ----------     ----------         ------------       ----------
Total assets...................................    $2,160,814     $2,958,876            $-931,128       $4,188,562
                                                   ==========     ==========         ============       ==========
LIABILITIES
Deposits.......................................    $1,112,598     $2,159,499          $-5,200 (D)       $3,122,897
                                                                                     -144,000 (G)
Borrowings.....................................       877,961        652,228          -12,200 (D)          697,462
                                                                                     -818,878 (G)
                                                                                       -1,649 (D)
Other liabilities..............................        47,576         23,561                   -            71,137
                                                   ----------     ----------         ------------       ----------
Total liabilities..............................     2,038,135      2,835,288            -981,927         3,891,496

STOCKHOLDERS' EQUITY
Common stock...................................           310            100             -100 (F)              310
Additional paid-in-capital.....................       151,863         54,011          -54,011 (F)          176,385
                                                                                       24,522 (C)
Retained earnings..............................       151,742        101,937         -101,937 (F)          151,742
Treasury stock.................................      -165,882         -6,641            6,641 (F)          -16,017
                                                                                      149,865 (F)
Unearned compensation and ESOP shares..........       -15,919         -1,649            1,649 (F)          -15,919
Accumulated other comprehensive................
         Gain (Loss)...........................           565        -24,170           24,170 (F)              565
                                                   ----------     ----------         ------------       ----------
         Total stockholders' equity............       122,679        123,588              50,799           297,066
                                                   ----------     ----------         ------------       ----------
Total liabilities and stockholders equity......    $2,160,814     $2,958,876         $ - 931,128        $4,188,562
                                                   ==========     ==========         ============       ==========

     The accompanying notes are an integral part of the unaudited pro forma combined condensed consolidated financial information.

              QUEENS COUNTY BANCORP, INC. AND HAVEN BANCORP, INC.
     UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                (In thousands, except shares and per share data)


                                                      QUEENS        HAVEN            PRO FORMA          PRO FORMA
                                                    HISTORICAL    HISTORICAL         ADJUSTMENT         COMBINED
                                                   -----------    ----------        -------------       ---------

Interest income:...........................        $  131,618     $ 119, 413        $-51,170  (G)       $ 215,647
      Loans................................                                           15,786  (G)
      Securities...........................            11,062         64,308         -21,240  (G)          71,219
                                                                                      17,089  (G)
      Money market investments.............               443            142                                  585
                                                   -----------    ----------        --------            ---------
         Total interest income.............           143,123        183,863         -39,535  (G)         287,451
                                                   -----------    ----------        --------            ---------
Interest expense:
      Deposits.............................            43,937         75,441          -7,560  (G)         113,318
                                                                                       1,300  (G)
       Borrowed funds......................            30,283         37,465         -51,098  (G)          28,850
                                                                                      12,200  (G)
                                                   -----------    ----------        --------            ---------
         Total interest expense............            74,220        112,906         -45,158  (G)         141,968
                                                   -----------    ----------        --------            ---------
         Net interest income...............            68,903         70,957           5,623              145,483
Provision for loan losses..................            -2,400          3,625              --                1,225
                                                   -----------    ----------        --------            ---------
         Net interest income after provision
           for loan losses.................            71,303         67,332           5,623              144,258
                                                   -----------    ----------        --------            ---------
Non-interest income:
      Net gains on sales activities........                --            750                                  750
      Fee and other income.................             2,523         31,481                               34,004
                                                   -----------    ----------                            ---------
         Total non-interest income.........             2,523         32,231                               34,754
                                                   -----------    ----------        --------            ---------
Non-interest expense
      Compensation and benefits............            13,458         44,687                               58,145
      Occupancy and equipment..............             2,289         12,988                               15,277
      Other................................             5,643         22,418                               28,061
      Amortization of excess of cost over
         fair value of net assets
         acquired..........................                                            6,455  (K)           6,455  (K)
                                                   -----------    ----------        --------            ---------
      Total non-interest expense...........            21,390         80,093           6,455              107,938
Income before income tax expense...........            52,436         19,470            -832               71,074
Income tax expense.........................            20,772          6,863            -308  (I)          27,327
                                                   -----------    ----------        --------            ---------
Net Income.................................          $ 31,664       $ 12,607          $ -524             $ 43,747
                                                   ===========    ==========        ========            =========
Net Income:
      Applicable to common stockholders:
      Basic................................           $31,664        $12,607                              $43,747
      Diluted..............................            31,664         12,607                               43,747
Net Income per share:
      Basic................................              1.71           1.44                                 1.56
      Diluted..............................              1.67           1.38                                 1.54
Weighted average common shares:
      Basic................................        18,526,890      8,749,336                           28,010,878
      Diluted..............................        18,939,867      9,165,862                           28,423,855


     The accompanying notes are an integral part of the unaudited pro forma combined condensed consolidated financial information.

    UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                (In thousands, except shares and per share data)


                                                        QUEENS          HAVEN          PRO FORMA             PRO FORMA
                                                      HISTORICAL     HISTORICAL        ADJUSTMENT             COMBINED
                                                      ---------      ---------        ---------              ---------

Interest income:
      Loans..................................         $ 104,392      $ 103,328        $ -38,378  (G)         $ 181,182
                                                                                         11,840  (G)
      Securities.............................            10,286         52,187          -15,930  (G)            59,359
                                                                                         12,816  (G)
      Money market investments...............               274            380                -                    654
                                                      ---------      ---------        ---------              ---------
         Total interest income...............           114,952        155,895          -29,652                241,195
                                                      ---------      ---------        ---------              ---------
Interest expense:
      Deposits...............................            32,560         65,175           -5,670  (G)            93,040
                                                                                            975  (G)
      Borrowed funds                                     33,352         32,299          -38,324  (G)            36,477
                                                                                          9,150  (G)
                                                      ---------      ---------        ---------              ---------
         Total interest expense..............            65,912         97,474          -33,869                129,517
                                                      ---------      ---------        ---------              ---------
         Net interest income.................            49,040         58,421            4,217                111,678
                                                      ---------      ---------        ---------              ---------
Provision for loan losses....................                 -          1,746                -                  1,746
                                                      ---------      ---------        ---------              ---------
         Net interest income after provision
             for Loan losses.................            49,040         56,675            4,217                109,932
                                                      ---------      ---------        ---------              ---------
Non-interest income:
      Net gains on sales activities..........                 -            271                -                    271
      Fee and other income...................             3,624         26,033                -                 29,657
                                                      ---------      ---------        ---------              ---------
         Total non-interest income...........             3,624         26,304                -                 29,928
                                                      ---------      ---------        ---------              ---------
Non-interest expense:
      Compensation and benefits..............            10,419         27,954                -                 38,373
      Occupancy and equipment................             2,192          9,871                -                 12,063
      Other..................................             4,232         22,502                -                 26,734
         Amortization of excess of cost over
             fair Value of net assets
              acquired.......................                 -              -            4,841  (K)             4,841
                                                      ---------      ---------        ---------              ---------
              Total non-interest expense.....            16,843         60,327            4,841                 82,011
Income before income tax expense.............            35,821         22,652             -624  (H)            57,849
Income tax expense...........................            12,672          8,455             -231  (I)            20,896
                                                      ---------      ---------        ---------              ---------
Net income...................................          $ 23,149       $ 14,197          $  -393                 36,953
                                                      =========      =========        =========              =========
      Net income:Applicable to common
        stockholders:
      Basic..................................           $23,149        $14,197                                 $36,953
      Diluted................................            23,149         14,197                                  36,953
Net income per share:
      Basic..................................              1.30           1.58                                    1.36
      Diluted................................              1.29           1.51                                    1.33
Weighted average common shares:

      Basic..................................        17,795,694      8,960,973                              27,115,106
      Diluted................................        17,995,086      9,397,022                              27,767,989


     The accompanying notes are an integral part of the unaudited pro forma combined condensed consolidated financial information.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND SEPTEMBER 30, 2000

A.   Basis of Presentation

          The Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition of Queens and subsidiary and Haven and subsidiaries at September 30, 2000 has been prepared as if the merger had been consummated on that date. The Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 were prepared as if the merger had been consummated on January 1, 1999 and January 1, 2000, respectively. The unaudited pro forma combined condensed consolidated financial statements are based on the historical financial statements of Queens and Haven after giving effect to the merger under the purchase method of accounting and the assumptions and adjustments in the notes that follow.

          Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma combined condensed consolidated financial statements are summarized as follows:

          (i) Estimated fair values -- Estimated fair values for securities available for sale, loans, deposits and borrowings were obtained from analysis performed by Salomon Smith Barney. The resulting net discount/premium on securities held-to-maturity and loans, respectively, for purposes of these pro forma financial statements, is being accreted/amortized to interest income on a sum-of-the-years digits method over eight and ten years, respectively. The actual discount/premium will be accreted/amortized to interest income to produce a constant yield to maturity. The resulting net premium and discount on deposits and borrowings, respectively, is being amortized/accreted into interest expense on a sum-of-the-years digits method over their remaining estimated lives.

          (ii) Income taxes -- a net deferred tax asset was recorded equal to the deferred tax consequences associated with the differences between the tax basis and book basis of the assets acquired and liabilities assumed, using a statutory tax rate of 47%.

B. The merger agreement requires Haven, at the written request of Queens, to modify and change certain of its policies and practices, including loan policies and practices. Queens has advised Haven that it expects to make such a request and that it currently expects that compliance with such request will result in a reversal of the allowance for loan losses in the amount of $8.0 million. This request is primarily based upon the announced balance sheet restructuring plans which includes the disposition of up to approximately $700.0 million in loans at the time of closing. Differences in policies and practices of Haven and Queens which give rise to this reversal include, but are not limited to, evaluation of current and future economic trends, estimation of fair value, particularly for collateral dependent loans; designation of non accrual loans and underwriting standards. The reversal of the allowance is not reflected in the Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations as the statements are prepared as if the merger had occurred on January 1, 2000. The reversal of the allowance for loan losses is also not reflected in the Unaudited Pro Forma Combined Condensed Consolidated Statements of Financial Condition as of September 30, 2000.

                                                                CASH     100% STOCK      TOTAL

C.  Haven's total common shares outstanding(i) (ii)                       $ 174,387    $ 174,387
    Cash-out of incremental stock options, net of tax(iii)    $ 5,959                      5,959
    Estimated transaction cost(iv)                             31,000                     31,000
                                                               36,959       174,387      211,346

    (i) Based on 9,343,315 shares of Haven common stock outstanding as of September 30, 2000.

    (ii) Based on average market closing price between June 23 and June 29, 2000 at $18.38125 of Queens common stock and exchange ratio of 1.04 of Haven common stock to Queens common stock.

   (iii) Assumes that none of the holders of Haven's stock options elect to exchange such option of Queens' options. As of September 30, 2000, there were 899,603 outstanding options to purchase Haven common stock with a weighted average price of $10.02. Statutory tax rate at 47%.

    (iv)   Estimated transaction costs of $31 million consist of the following:

                                                                   In thousands
                                                                   ------------

     Merger-related compensation and severance.................       $  11,000
     Professional services.....................................           4,000
     System and facilities conversion and other expense........          16,000

D.   Purchase accounting adjustments are estimated as follows:

                                                                                                 In thousands

     Haven's net assets-historical at September 30, 2000(i)....                                  $  108,550
     Adjustments to Haven's statement of condition:............                    $ 795
     Termination of Haven's ESOP (payoff of loan payable)......                      206
     Termination of Haven's RRP................................                      836
     Termination of Haven's ESOP Unearned compensation.........                                       1,837
     Subtotal..................................................
     Fair value adjustment:(ii)................................
     Securities available for sale(iii)........................                  (76,900)
     Securities available for sale (to restore the markdown on
     September 30, 2000).......................................                   37,185
     Loans receivable..........................................                  (85,200)
     Deposits..................................................                    5,200
     Borrowings................................................                    8,000
     Allowance for loan losses.................................                   12,200
     Subtotal - net fair value adjustments.....................                  (84,665)
     Tax effects of fair value adjustments at 47%..............                   56,520
     Total net adjustments to net assets acquired..............                                     (28,145)
     Adjusted net assets acquired..............................                                      82,242

     (i)    After adjustments as described above under note B.
     (ii) Fair value adjustments in accordance with purchase accounting under generally accepted accounting principles.
     (iii) Based on the intent to accelerate the disposition of such assets, an estimated purchase accounting adjustment was made.

E.   The excess of cost over the fair value of net assets acquired is set forth below:
     Total cost:
        Stock portion                                                  $ 174,387
        Cash portion                                                      36,959
        Net assets acquired                                              211,346
     Total excess of cost over the fair value of net assets acquired      82,242
                                                                         129,104

F. Purchase accounting adjustments to eliminate Haven's stockholders' equity account

G. Pro forma adjustments to interest income and interest expense were calculated as follows:


                                                                                     FOR THE YEAR   FOR THE NINE
                                                                                         ENDED       MONTHS ENDED
                                                                                      DECEMBER 31,  SEPTEMBER 2000
                                                                                        1999
                                                                                              (in thousands)

     Reduction in interest income on securities sold to fund acquisition and
     restructuring ($300,000 at 7.08%)..........................................         (21,240)        (15,930)
     Reduction in interest income on loans sold to fund acquisition and
     restructuring ($700,000 at 7.31%)..........................................         (51,170)        (38,378)
     Accretion of discount on securities (8 years by using Sum of the Year Digit
     method)....................................................................          17,089          12,816
     Accretion of discount on loans (10 years by using Sum of the Year Digit
     method)....................................................................          15,786          11,840
           Total net adjustments - interest income                                       (39,535)        (29,652)
     Reduction in interest expense on deposits ($141,000 @5.25%)                          (7,560)         (5,670)
     Reduction in interest on FHLB borrowings ($818,878 @6.24%)                          (51,098)        (38,324)
     Amortization of premium on deposits (7 years by using Sum of the Year Digit
     method)....................................................................           1,300             975
     Amortization of premium on FHLB borrowings (1 year)                                  12,200           9,150
           Total net adjustments - interest expense                                      (45,158)        (33,869)


H. The amortization of the excess of cost over the fair value of net assets acquired is assumed to be straight-line over a period of twenty years.

I. Income tax expense was calculated using Queen's estimated effective tax rate of 37%.

J. Basic and fully diluted weighted average number of common and common stock equivalents utilized for the calculation per share for the periods presented were calculated using Queen's historical weighted average common and common stock equivalents plus 9,483,988 shares issued to Haven stockholders under the terms of the merger agreement.

K. The following table summarizes the estimated impact of the amortization and accretion of the purchase accounting adjustments made in connection with the merger on Queen's results of operation for the next years:


       PROJECTED FUTURE                                                           NET INCREASE
       AMOUNTS FOR THE                                                             (DECREASE)
       YEARS ENDED                    EXCESS OF COST OVER FAIR         NET          IN INCOME
       DECEMBER 31,                 VALUE OF NET ASSETS ACQUIRED   (ACCRETION)    BEFORE TAXES

       2000                                    6,455                 (19,375)        12,920
       2001                                    6,455                 (28,005)        21,550
       2002                                    6,455                 (24,436)        17,981
       2003                                    6,455                 (20,866)        14,411
       2004                                    6,455                 (17,297)        10,842
       2005 and thereafter                     96,828                (34,800)       (62,028)

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            New York Community Bancorp, Inc.


                            By: /s/Joseph R. Ficalora
                                ---------------------------------------
                                Name:  Joseph R. Ficalora
                                Title: Chairman of the Board, President
                                       and Chief Executive Officer



Date: December 11, 2000